Exhibit 23.7




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Metromedia International Telecommunications, Inc.:

     As independent public accountants, we hereby consent to the use of our report dated April 12, 1995, relating to the consolidated financial statements of International Telcell, Inc. and International Telcell Group Limited Partnership (predecessor entities to Metromedia International Telecommunications, Inc.) appearing in the Company's Registration Statement on Form S-4 filed on or about September 28, 1995 (and to all references to our firm) included in or made a part of this Registration Statement.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP


Stamford, Connecticut
September 26, 1995